EXHIBIT 99.1

Petco Announces Completion of Refinancing and Glenn Murphy’s Transition to Chairman

SAN DIEGO, Feb. 2, 2026 -- Petco (Nasdaq: WOOF), the retailer "where the pets go" to find everything they need to live their best lives, today announced the successful closing of the previously announced long-term debt refinancing and the transition of Glenn Murphy, Executive Chairman of Petco, to Chairman of the Board of Directors, effective February 1.

Joel Anderson, Petco's Chief Executive Officer, said, “Glenn has been extremely supportive over the last year and a half, and I am grateful for his leadership during a period of great transformation for the company. I am proud of what we’ve accomplished to date. Notably, we have strengthened Petco’s economic model and retail operating fundamentals, resulting in significant improvement in profitability and cashflow. Additionally, with the successfully executed refinancing transaction which closed today, we are marching towards the company’s goal of reduced leverage and greater financial flexibility. I look forward to partnering with Glenn in his role as Chairman of the Board as we take action to return to offense and drive sustainable profitable growth.”

“Since assuming the role of Executive Chairman in May 2024, the team has successfully transformed and positioned the company for its next phase of growth,” said Glenn Murphy. “With a seasoned and proven team now in place, the time is right for my transition to the Chairman role. Under Joel’s executive leadership, and with the support from the Board, I am confident in the entire team’s ability to execute on the growth potential ahead for Petco.”

About Petco

We’re proud to be “where the pets go” to find everything they need to live their best lives for more than 60 years — from their favorite meals and toys, to trusted supplies and expert support from people who get it, because we live it. We believe in the universal truths of pet parenthood — the boundless boops, missing slippers, late night zoomies and everything in between. And we’re here for it. Every tail wag, every vet visit, every step of the way. We nurture the pet-human bond in the aisles of more than 1,500 Petco stores across the U.S., Mexico and Puerto Rico. Customers experience our exclusive selection of pet care products, services, expertise and membership offerings in stores and online at petco.com, and on the Petco app. In 1999, we founded Petco Love. Together, we support thousands of local animal welfare groups nationwide and have helped find homes for over 7 million animals through in-store adoption events.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not statements of historical fact, including, but not limited to, statements regarding our board leadership transition, delivery on sustainable growth, and success of debt refinancing transactions. Such forward-looking statements can generally be identified by the use of forward-looking terms such as “believes,” “may,” “will,” “potential,” or the negative thereof or other variations thereon or comparable terminology. Although Petco believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct or that any forward-looking results will occur or be realized. Nothing contained in this press release is, or should be relied upon as, a promise or representation or warranty as to any future matter. All forward-looking statements are based on current expectations and assumptions about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Petco. Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results or events to differ materially from the potential results or events discussed in the forward-looking statements, including, without limitation, those identified in this press release as well as the following: (i) increased competition (including from multi-channel retailers, mass and grocery retailers, and e-Commerce providers); (ii) reduced consumer demand for our products and/or services; (iii) our reliance on key vendors; (iv) our ability to attract and retain qualified employees; (v) risks arising from statutory, regulatory and/or legal developments; (vi) macroeconomic pressures in the markets in which we operate, including inflation, prevailing interest rates and the impact of tariffs; (vii) failure to effectively manage our costs; (viii) our reliance on our information technology systems; (ix) our ability to prevent or effectively respond to a data privacy or security breach; (x) our ability to effectively manage or integrate strategic ventures, alliances or acquisitions and realize the anticipated benefits of such transactions; (xi) economic or regulatory developments that might affect our ability to provide attractive promotional financing; (xii) business interruptions and other supply chain issues; (xiii) catastrophic events, political tensions, conflicts and wars (such as the ongoing conflicts in Ukraine and the Middle East), health crises, and pandemics; (xiv) our ability to maintain positive brand perception and recognition; (xv) product safety and quality concerns; (xvi) changes to labor or employment laws or regulations; (xvii) our ability to effectively manage our real estate portfolio; (xviii) constraints in the capital markets or our vendor credit terms; (xix) changes in our credit ratings; (xx) impairments of the carrying value of our goodwill and other intangible assets; (xxi) our ability to successfully implement our operational adjustments, achieve the expected benefits of our cost action plans and drive improved profitability (xxii) our ability to deliver sustainable, profitable growth and (xxiii) the other risks, uncertainties and other factors identified under “Risk Factors” and elsewhere in Petco’s Securities and Exchange Commission filings. The occurrence of any such factors could significantly alter the results set forth in these statements.

Petco cautions that the foregoing list of risks, uncertainties and other factors is not complete, and forward-looking statements speak only as of the date they are made. Petco undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Investor Contact:
Roxanne Meyer, InvestorRelations@petco.com

Media Contact:
Lisa Stark, pressinquiries@petco.com